Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
NaviSite, Inc. and Subsidiaries:
     We consent to the incorporation by reference in the registration statement Nos. 333-147608, 333-138986, 333-136652, 333-123114 and 333-117543 on Forms S-3, 333-149288, 333-132677, 333-117545, 333-111165, 333-89987, 333-67786, 333-67774, 333-56454, 333-56452 and 333-56478 on Forms S-8 of NaviSite, Inc. of our report dated October 27, 2009, with respect to the consolidated balance sheets of NaviSite, Inc. and subsidiaries as of July 31, 2009 and 2008, and the related consolidated statements of operations, changes in convertible preferred stock and stockholders’ deficit and comprehensive loss, and cash flows for each of the years in the three-year period ended July 31, 2009, and our report dated October 27, 2009 relating to the consolidated financial statement schedule, which reports appear in the July 31, 2009 Annual Report on Form 10-K of NaviSite, Inc.

/s/ KPMG LLP

Boston, Massachusetts
October 27, 2009